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                                                                     EXHIBIT 4.2



             ESCROW AGREEMENT WITH SAN DIEGO NATIONAL BANK

                ESCROW AGREEMENT IN ACCORDANCE WITH RULE 419

                      UNDER THE SECURITIES ACT OF 1933

     ESCROW AGREEMENT dated as of ------- --, 2000 (the "Agreement") by and between Lionheart.ws, Inc. (the "Company") and San Diego National Bank (the "Escrow Agent") (collectively the "Parties" and, individually, a "Party").

         The Company, through its President, will sell in its public offering (the "Offering") up to 1,000,000 shares of its Common Stock (the "Shares") as more fully described in the Company's definitive Prospectus dated ---------------- , 2000 comprising part of the Company's Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, (the "Securities Act") (File No.-------) declared effective on -------------, 2000 (the "Prospectus").

         The Company desires that the Escrow Agent accept all offering proceeds, with no deductions for amounts permitted to be released to the Company under Rule 419 to the Securities Act ("Rule 419"), a copy of which rule is attached hereto and made a part hereof, to be derived by the Company from the sale of the Shares (the "Offering Proceeds") issued in connection with the Offering, in escrow, to be held and disbursed as hereinafter provided.

         NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the Parties agree as follows:

1.   Appointment of Escrow Agent.

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     The Company hereby appoints the Escrow Agent to act in accordance with and subject to the terms of this Agreement; and the Escrow Agent hereby accepts such appointment and will act in accordance with and subject to such terms.

2. Deposit of Offering Proceeds and Share Certificates.

         Subject to Rule 419, upon the Company's receipt and acceptance of subscriptions and Offering Proceeds, the Company shall promptly deliver to the Escrow Agent such checks in the aggregate amount of the Offering Proceeds drawn to the order of the Escrow Agent or, alternatively, in the event that checks are drawn to the order of the Company, they shall be endorsed by the Company for collection by the Escrow Agent and credited to the Escrow Account.

         All share and warrant certificates representing the Shares and Warrants, respectively, issued in connection with the Offering shall also be deposited by the Company directly into the Escrow Account promptly upon issuance. The identity of the purchasers of the securities shall be included on the stock certificates and other documents evidencing such securities. Securities held in the Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with respect to securities held in their names. No transfer or other disposition of securities held in the Escrow Account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act and the rules thereunder.

         Warrants, convertible securities or other derivative securities, if any, relating to securities held in the Escrow Account may be exercised or converted in accordance with their terms; provided however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the Escrow Account.

3. Disbursement of the Escrow Account.

         Upon the earlier of (i) receipt by the Escrow Agent of a signed representation from the Company to the Escrow Agent, that the requirements of Rule 419 have been met, and consummation of an acquisition meeting the requirements of Rule 419 or (ii) written notification from the Company to the Escrow Agent to deliver the Offering Proceeds to another escrow agent in accordance with Paragraph 4 then, in such event, the Escrow Agent shall disburse the Offering Proceeds (inclusive of any interest thereon) to the Company and the securities to the purchasers or registered holders identified on the deposited securities or deliver the Offering Proceeds and securities to such other escrow agent, as the case may be, whereupon the Escrow Agent shall be released from further liability hereunder.

         Notwithstanding the foregoing, if the Company has not informed the Escrow Agent within 18 months after the date of the Prospects in writing that an acquisition meeting the requirements of Rule 419 has occurred, funds held in the Escrow Account shall be returned by

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first class mail or equally prompt means pro rata to the purchasers and all securities held in the Escrow Account shall be returned to the Company within five business days following that date.

4. Concerning the Escrow Agent.

         The Escrow Agent shall not be liable for any actions taken or omitted by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or person.

         The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper Party or Parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

         The Escrow Agent shall not be responsible for the sufficiency or accuracy, the form of, or the execution validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the person executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent under the provisions hereof.

         The Escrow Agent shall not be liable for any loss which may be incurred by reason of any investment of any monies or properties which it holds hereunder. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

         The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other Parties, notify such Parties in writing; but the failure by the Escrow Agent to give such notice shall not relieve any Party form any liability which such Party may have to the Escrow Agent hereunder. Upon the receipt of such notice, the Escrow Agent, in its sole discretion, may

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commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Account or it may deposit the Escrow Account with the clerk of any appropriate court or it may retain the Escrow Account pending receipt of a final, non-appealable order of a court having jurisdiction over all of the Parties directing to whom and under what circumstances the Escrow Account is to be disbursed and delivered.

         The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder.

         From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

         The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the Company at least thirty (30) days' prior written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed in the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Account with any court it deems appropriate.

         The Escrow Agent shall resign and be discharged form its duties as Escrow Agent hereunder if so requested in writing at any time by the Company, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided above. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability there under for its own gross negligence or its own willful misconduct.

5. Miscellaneous.

         This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the internal laws of the State of California. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the Party to be charged.

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

         This Agreement shall be binding upon and inure to the benefit of the respective Parties and their legal representatives, successors and assigns.

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         Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two (2) days after the date of mailing. The Parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

     WITNESS the execution of this Agreement as of the date first above written.

 LIONHEART.WS, INC.

 By: /s/
 ------------------------------
  Sheldon Silverman, President

     This Escrow Agreement is accepted as of the ----- day of ----------, 2000.

SAN DIEGO NATIONAL BANK


By: ------------------------------
   Authorized Representative